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                                                                    EXHIBIT 99.2



                       INTERNET ENGINEERING GROUP, L.L.C.
                             EQUITY OPTION AGREEMENT


RECITALS

         A. The Board has adopted the Plan for the purpose of retaining the services of selected Employees of the Company (or any Parent or Subsidiary).

         B. Optionee is to render valuable services to the Company (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company's grant of an option to Optionee.

         C. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

            NOW, THEREFORE, it is hereby agreed as follows:

            1. GRANT OF OPTION. The Company hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

            2. OPTION TERM. This option shall have a term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.

            3. LIMITED TRANSFERABILITY. This option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution following Optionee's death and may be exercised, during Optionee's lifetime, only by Optionee.

            4. EXERCISABILITY. This option shall become exercisable for the Option Shares in one or more installments as specified in the Grant Notice. As the option becomes exercisable for such installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6.

            5. CESSATION OF SERVICE. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

                  (i) Should Optionee cease to remain in Service for any reason (other than death, Permanent Disability or Misconduct) while this option is outstanding, then the period for exercising this option shall be limited to a three (3)-month period measured from the date of such cessation of Service but in no event shall this option be exercisable at any time after the Expiration Date.



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                  (ii) Should Optionee die while holding this option, then the personal representative of Optionee's estate or the person or persons to whom the option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution shall have the right to exercise this option. Such right shall lapse, and this option shall cease to be outstanding, upon the earlier of the expiration of the twelve (12)-month period measured from the date of Optionee's death or the Expiration Date.

                  (iii) Should Optionee cease Service by reason of Permanent Disability while this option is outstanding, then the period for exercising this option shall be limited to a twelve (12)-month period measured from the date of such cessation of Service. In no event shall this option be exercisable at any time after the Expiration Date.

                  (iv) Should Optionee's Service be terminated for Misconduct, then this option shall terminate immediately and cease to remain outstanding.

                  (v) During the limited period of post-Service exercisability, this option may not be exercised in the aggregate for more than the number of Option Shares for which this option is, at the time of Optionee's cessation of Service, exercisable in accordance with the Exercise Schedule specified in the Grant Notice or the special acceleration provisions of Paragraph 6. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any Option Shares for which the option has not been exercised. To the extent this option is not exercisable at the time of Optionee's cessation of Service, this option shall immediately terminate and cease to be outstanding.

                  (vi) In the event of a Corporate Transaction, the provisions of Paragraph 6 shall govern the period for which this option is to remain exercisable following Optionee's cessation of Service and shall supersede any provisions to the contrary in this Paragraph.

                  (vii) Failure on or before December 31, 1999, of the Company to consummate the transactions contemplated by the Agreement and Plan of Reorganization, between Cisco Systems, Inc., a California corporation, and the Company, dated as of December ___, 1999.

         6. SPECIAL ACCELERATION AND TERMINATION OF OPTION.

            (a) Immediately prior to the effective date of a Corporate Transaction, the exercisability of this option shall automatically accelerate so that this option shall become exercisable for all of the Option Shares as fully-vested shares of Common Stock and may be exercised for any or all of those Option Shares. No such accelerated exercisability of this option, however, shall occur if and to the extent: (i) this option is, in connection with the Corporate Transaction, either to be assumed by the successor Company (or parent thereof) in the Corporate



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Transaction or (ii) this option is to be replaced with a cash incentive program of the successor Company which preserves the spread existing on the Option Shares for which this option is exercisable at the time of the Corporate Transaction (the excess of the Fair Market Value of those Option Shares over the Exercise Price payable for such shares) and provides for subsequent payout in accordance with the Exercise Schedule.

            (b) Immediately following the Corporate Transaction, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor Company (or parent thereof) in connection with the Corporate Transaction.

            (c) If this option is assumed in connection with a Corporate Transaction, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same.

            (d) This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

         7. ADJUSTMENT IN OPTION SHARES. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

         8. STOCKHOLDER RIGHTS. The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become the record holder of the purchased shares.

         9. MANNER OF EXERCISING OPTION.

            (a) In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

                  (i) Execute and deliver to the Company a Purchase Agreement for the Option Shares for which the option is exercised, to the extent required by the Board.

                  (ii) Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

                       (A) cash or check made payable to the Company; or



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                           Should the Common Stock be registered under Section
                  12 of the 1934 Act at the time the option is exercised, then the Exercise Price may also be paid as follows:

                           (B) in shares of Common Stock held by Optionee (or
                  any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

                           (C) through a special sale and remittance procedure
                  pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions to a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Company by reason of such exercise and to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

                           Except to the extent the sale and remittance
                  procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Purchase Agreement delivered to the Company in connection with the option exercise.

                                (iii) Furnish to the Company appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

                                (iv) Execute and deliver to the Company such written representations as may be requested by the Company in order for it to comply with the applicable requirements of Federal and state securities laws.

                                (v) Make appropriate arrangements with the Company (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to the option exercise.

                 (b) As soon as practical after the Exercise Date, the Company shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

                 (c) In no event may this option be exercised for any fractional shares.

         10. TRANSFER RESTRICTIONS. ALL OPTION SHARES ACQUIRED UPON THE EXERCISE OF THIS OPTION SHALL BE SUBJECT TO CERTAIN



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RESTRICTIONS ON TRANSFER IN ACCORDANCE WITH THE TERMS SPECIFIED IN THE PURCHASE
AGREEMENT, IF REQUIRED.

         11. COMPLIANCE WITH LAWS AND REGULATIONS.

             (a) The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Company and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

             (b) The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Company of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Company, however, shall use its best efforts to obtain all such approvals.

         12. SUCCESSORS AND ASSIGNS. Except to the extent otherwise provided in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Optionee, Optionee's assigns and the legal representatives, heirs and legatees of Optionee's estate.

         13. NOTICES. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

         14. CONSTRUCTION. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

         15. GOVERNING LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Michigan without resort to that State's conflict-of-laws rules.

         16. STOCKHOLDER APPROVAL. This Section 16 shall only apply if this option is assumed by a corporation. If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without stockholder approval be issued under the Plan, then this option shall be void with respect to such excess shares, unless stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.



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                                    APPENDIX


         The following definitions shall be in effect under the Agreement:

         A. AGREEMENT shall mean this Stock Option Agreement.

         B. BOARD shall mean the members of the Company, or if this option is assumed by a corporation, then such corporation's Board of Directors.

         C. CODE shall mean the Internal Revenue Code of 1986, as amended.

         D. COMMON STOCK shall mean the Class A Units of the Company, or if this Option is assumed by a corporation, then such corporation's common stock.

         E. COMPANY shall mean Internet Engineering Group, L.L.C., a Michigan limited liability company, and any successor corporation to all or substantially all of the assets or voting equity of Internet Engineering Group, L.L.C. which shall by appropriate action adopt the Plan.

         F. CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions to which the Company is a party:

                  (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

                  (ii) the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company.

         G. EMPLOYEE shall mean an individual who is in the employ of the Company (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

         H. EXERCISE DATE shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

         I. EXERCISE PRICE shall mean the exercise price payable per Option Share as specified in the Grant Notice.

         J. EXERCISE SCHEDULE shall mean the exercise schedule specified in the Grant Notice pursuant to which this option is to become exercisable in a series of installments over Optionee's period of Service.

         K. EXPIRATION DATE shall mean the date on which the option expires as specified in the Grant Notice.



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         L. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                  (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  (iii) If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the Nasdaq National Market, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

         M. GRANT DATE shall mean the date of grant of the option as specified in the Grant Notice.

         N. GRANT NOTICE shall mean the Notice of Grant of Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

         O. MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Company (or any Parent or Subsidiary), or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Company (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of Optionee or any other individual in the Service of the Company (or any Parent or Subsidiary).

         P. 1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

         Q. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

         R. OPTION SHARES shall mean Class A Units of the Company subject to the option as specified in the Grant Notice, unless this option is assumed by a corporation, then such term shall



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mean the number of shares of Common Stock to which the option is converted under
Paragraph 6.

         S. OPTIONEE shall mean the person to whom the option is granted as specified in the Grant Notice.

         T. PARENT shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         U. PERMANENT DISABILITY shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

         V. PLAN shall mean the Company's 1999 Equity Option/Equity Issuance
Plan.

         W. PLAN ADMINISTRATOR shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

         X. PURCHASE AGREEMENT shall mean a stock purchase agreement that must be signed by Optionee if the Option Shares are not registered on a Form S-8 under the Securities Act of 1933 at the time of purchase.

         Y. SERVICE shall mean Optionee's performance of services for the Company (or any Parent or Subsidiary) in the capacity of an Employee.

         AA. STOCK EXCHANGE shall mean the American Stock Exchange or the New York Stock Exchange.

         AB. SUBSIDIARY shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.



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